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                                                                     Exhibit 77B

             Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of the RiverSource Variable Series Trust

In planning and performing our audits of the financial statements of the funds listed in the accompanying Attachment A (the Funds) which comprise the RiverSource Variable Series Trust as of and for the year ended December 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

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Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of the RiverSource Variable Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


                                        /s/ Ernst & Young LLP

Minneapolis, MN
February 23, 2011

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                                                                    ATTACHMENT A

FUNDS COMPRISING THE RIVERSOURCE VARIABLE SERIES TRUST:

Disciplined Asset Allocation Portfolios - Aggressive
Disciplined Asset Allocation Portfolios - Moderately Aggressive
Disciplined Asset Allocation Portfolios - Moderate
Disciplined Asset Allocation Portfolios - Moderately Conservative
Disciplined Asset Allocation Portfolios - Conservative
RiverSource VP - Balanced Fund
RiverSource VP - Cash Management Fund
RiverSource VP - Core Equity Fund
RiverSource VP - Diversified Bond Fund
RiverSource VP - Diversified Equity Income Fund
RiverSource VP - Dynamic Equity Fund
RiverSource VP - Global Bond Fund
RiverSource VP - Global Inflation Protected Securities Fund
RiverSource VP - High Yield Bond Fund
RiverSource VP - Income Opportunities Fund
RiverSource VP - Mid Cap Growth Fund
RiverSource VP - Mid Cap Value Fund
RiverSource VP - S&P 500 Index Fund
RiverSource VP - Short Duration U.S. Government Fund
Seligman VP - Growth Fund
Seligman VP - Larger-Cap Value Fund
Seligman VP - Smaller-Cap Value Fund
Threadneedle VP - Emerging Markets Fund
Threadneedle VP - International Opportunity Fund
VP - Davis New York Venture Fund
VP - Goldman Sachs Mid Cap Value Fund
VP - Partners Small Cap Value Fund
VP - Aggressive Portfolio
VP - Moderately Aggressive Portfolio
VP - Moderate Portfolio
VP - Moderate Conservative Portfolio
VP - Conservative Portfolio
RiverSource VP - Limited Duration Bond Fund
RiverSource VP - Strategic Income Fund
VP - AllianceBernstein International Value Fund
VP - American Century Diversified Bond Fund
VP - American Century Growth Fund
VP - Columbia Wanger International Equities Fund
VP - Columbia Wanger U.S. Equities Fund
VP - Eaton Vance Floating-Rate Income Fund
VP - Invesco International Growth Fund
VP - J.P. Morgan Core Bond Fund

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VP - Jennison Mid Cap Growth Fund
VP - Marsico Growth Fund
VP - MFS Value Fund
VP - Mondrian International Small Cap Fund
VP - Morgan Stanley Global Real Estate Fund
VP - NFJ Dividend Value Fund
VP - Nuveen Winslow Large Cap Growth Fund
VP - Partners Small Cap Growth Fund
VP - PIMCO Mortgage-Backed Securities Fund
VP - Pyramis International Equity Fund
VP - Wells Fargo Short Duration Government Fund